EXHIBIT 21
Subsidiaries of the Registrant
The following is a list of subsidiaries of Sears Holdings Corporation and the state or country in which each was organized, as of February 3, 2018. The list does not include subsidiaries which would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary within the meaning of Item 601(b)(21)(ii) of Regulation S-K.

Names	State or Other Jurisdiction of Organization
Consolidated Subsidiaries:
Kmart Holding Corporation*	Delaware
Kmart Corporation*	Michigan
KBL Holding Inc.	Delaware
BlueLight.com, Inc.	Delaware
Kmart.com LLC*	Delaware
KLC, Inc.*	Texas
Kmart of Michigan, Inc.*	Michigan
Kmart of Washington LLC*	Washington
Kmart Overseas Corporation	Nevada
Sears Holdings Global Sourcing Limited	Hong Kong
Kmart Stores of Illinois LLC*	Illinois
Kmart Stores of Texas LLC*	Texas
MyGofer LLC*	Delaware
Kmart Operations LLC*	Delaware
Sears Operations LLC*	Delaware
Sears, Roebuck and Co.*	New York
A&E Factory Service, LLC*	Delaware
A&E Home Delivery, LLC*	Delaware
A&E Lawn & Garden, LLC*	Delaware
A&E Signature Service, LLC*	Delaware
FBA Holdings Inc.	Delaware
California Builder Appliances, Inc.*	Delaware
Florida Builder Appliances, Inc.*	Delaware
SOE, Inc.*	Delaware
StarWest, LLC*	Delaware
Innovel Solutions, Inc.	Delaware
Private Brands, Ltd.*	Delaware
Sears Financial Holding Corporation	Delaware
Sears Holdings Management Corporation*1	Delaware
Sears Brands Business Unit Corporation	Illinois
Sears Brands, L.L.C.	Illinois
KCD IP, LLC[2]	Delaware
Sears Buying Services, Inc.	Delaware
Sears Brands Management Corporation*	Delaware
Sears Home Improvement Products, Inc.*	Pennsylvania
Sears Insurance Services, L.L.C.	Illinois

Names	State or Other Jurisdiction of Organization
Sears International Holdings Corp.	Delaware
Sears Canada Holdings Corp.	Delaware
Sears Protection Company*	Illinois
Sears Protection Company (Florida), L.L.C.*	Florida
Sears Roebuck Acceptance Corp.*	Delaware
Sears, Roebuck de Puerto Rico, Inc.*	Delaware
SRC Depositor Corporation[3]	Delaware
SRC O.P. Corporation[3]	Delaware
SRC Facilities Statutory Trust No. 2003-A3	Delaware
SRC Real Estate Holdings (TX), LLC[3]	Delaware
SRe Holding Corporation	Delaware
Sears Reinsurance Company Ltd.	Bermuda

*	Loan party under the Registrant's Third Amended and Restated Credit Agreement, dated as of July 21, 2015.

1	Shares are owned by Sears, Roebuck and Co. and Kmart Holding Corporation.

2	Bankruptcy remote, special purpose entity that owns the U.S. rights to the Kenmore, Craftsman and DieHard trademarks and issuer of intercompany securities backed by such trademark rights.

3	REMIC-related subsidiary.